UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, Kimberly Strickland, Chief Operating Officer of Hartman Short Term Income Properties XX, Inc. (the “Company”), resigned as Chief Operating Officer of the Company. She will continue to serve a role within the Company.

Additionally, on October 26, 2021, the Board appointed Angel Gonzales to serve as the Chief Operating Officer of the Company.

Mr. Gonzales, age 50, has more than 27 years of experience in commercial real estate. Prior to joining the Company, Mr. Gonzales managed commercial portfolios as large as 242 properties with locations in all 50 states. Mr. Gonzales has previously worked with several Fortune 500 companies and other industry leaders, including Johnson Controls, Hewlett Packard and Kellogg Brown & Root (formerly MW Kellogg).

At this time, there is no change in Mr. Gonzales’ compensation in connection with his appointment as Chief Operating Officer. There is no arrangement or understanding between Mr. Gonzales and any other person pursuant to which Mr. Gonzales was appointed as an executive officer of the Company. There are no family relationships between Mr. Gonzales and any director or executive officer of the Company, and Mr. Gonzales has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: October 29, 2021	By:	/s/ Michael Racusin
Michael Racusin
General Counsel and Corporate Secretary